Exhibit 4.2

VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY

CITIBANK, N.A.

As Book-Entry Depositary

and

THE OWNERS OF BOOK-ENTRY SECURITIES

in

Debt Securities

SECURITIES DEPOSITARY AGREEMENT

Dated as of February 10, 2000

DEPOSITARY AGREEMENT

THIS AGREEMENT is made as of this 10th day of February 2000, by and among Vodafone AirTouch Public Limited Company, a public limited company organized and existing under the laws of England and Wales (the “Company”), which is a party for the limited purposes referred to herein, Citibank, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, as Book-Entry Depositary (the “Book-Entry Depositary”) and owners from time-to-time of Book-Entry Securities.

ARTICLE ONE

DEFINITIONS AND OTHER GENERAL PROVISIONS

SECTION 1.01                     Definitions.

The following terms, as used herein, have the following meanings:

“Additional Amounts” shall have the meaning ascribed to it in Section 2.13 hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board Resolution” shall have the meaning ascribed to it in the Indenture.

“Book-Entry Depositary” means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.05 hereof, and thereafter “Book-Entry Depositary” shall mean such successor or its nominee or the custodian of either.

“Book-Entry Securities” means beneficial interests in any Certificateless Depositary Interest issued pursuant to this Agreement, which are eligible for trading through DTC’s book-entry system.

“Business Day” shall have the meaning ascribed to it in the Indenture.

“Certificateless Depositary Interest” means an interest in a Global Security held by the Book-Entry Depositary that (i) shall, at all times, represent the right to receive 100% of the principal and premium (if any) of and interest on such Global Security and the right to require the Book-Entry Depositary to procure the issue of one or more Registered Securities representing up to 100% of the principal amount at maturity represented by the Global Security and (ii) is issued by the Book-Entry Depositary to the Depositary or its nominee.

“Company” means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Securities and, thereafter, means the successor.

“Corporate Trust Office” means the principal office of the Book-Entry Depositary at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 111 Wall Street, 5th Floor, New York, New York 10005, Attention: Global Agency & Trust Services, or such other address as the Book-Entry Depositary may designate from time to time by written notice to the Holders and the Company or the principal corporate trust office of any successor Book-Entry Depositary (or such other address as a successor Book-Entry Depositary may designate from time to time by notice to the Holders and the Company).

“Depositary” means DTC, or any successor, as the owner of the Certificateless Depositary Interest and indicated as such in the records of the Book-Entry Depositary.

“DTC” means The Depository Trust Company or its nominee.

“DTC Participant” shall have the meaning ascribed to it in Section 2.02 hereof.

“Event of Default” shall have the meaning ascribed to it in the Indenture.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall have the meaning ascribed to it in the Indenture.

“Global Security” shall have the meaning ascribed to it in the Indenture.

“Holder” has the meaning ascribed to it in the Indenture.

“Indenture” means the Indenture, dated as of February 10, 2000, between the Company and Citibank, N.A., as Trustee relating to the debt securities (the “Securities”) of the Company as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes the provisions of the TIA that are deemed to be a part of and govern such instrument.

“Letter of Representations” means a Letter of Representations to DTC from the Book-Entry Depositary pertaining to Certificateless Depositary Interests.

“Officer’s Certificate” shall have the meaning ascribed to it in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel, who may be counsel to the Company.

“Order” shall have the meaning ascribed to it in the Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Registered Securities” means the Securities issued in definitive form pursuant to the Indenture in substantially the form set forth in Article Two thereto.

“Regulation S Certificate” means the certificate, the form of which is set forth in Annex A hereto.

“Regulation S Global Security” shall have the meaning ascribed to it in the Indenture.

“Responsible Officer” shall mean, when used with respect to the Book-Entry Depositary, any officer within the corporate trust department of the Book-Entry Depositary, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Book-Entry Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

“Restricted Global Security” shall have the meaning ascribed to it in the Indenture.

“Restricted Period” shall have the meaning ascribed to in the Indenture.

“Restricted Security” shall have the meaning ascribed to it in the Indenture.

“Restricted Securities Certificate” means the certificate, the form of which is set forth in Annex B hereto.

“Security” means any Debt Security of the Company in the form of a Global Security issued under the Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Taxes” shall have the meaning ascribed to it in Section 2.13 hereof.

“TIA” means the United States Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Global Security” means a Global Security other than a Restricted Global Security (but which may be a Regulation S Global Security), with respect to which Book-Entry Interests therein may be transferable without material restriction under the Securities Act.

SECTION 1.02                     Rules of Construction.

Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Indenture; (3) “or” is not exclusive; (4) “including” means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; and (6) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

BOOK-ENTRY SECURITIES

SECTION 2.01                     Deposit of the Global Securities.

The Book-Entry Depositary hereby agrees to accept custody of the Global Securities and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Securities at its Corporate Trust Office in the Borough of Manhattan, The City of New York or at such place or places as it shall determine from time to time with the prior written consent of the Company for the purposes of Section 2.04 below and shall issue a Certificateless Depositary Interest with respect to each such Global Security in accordance with the Letter of Representations.

SECTION 2.02                     Book-Entry System.

(a) Upon acceptance by DTC of a Certificateless Depositary Interest for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, the Book-Entry Securities will be traded through DTC’s book-entry system, and ownership of such Book-Entry Securities shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its successors or (ii) institutions that are members of or have accounts with DTC or its successors (“DTC Participants”). Book-Entry Securities shall be transferable only as units in the same authorized denominations as the Securities.

(b) The Certificateless Depositary Interests shall be issuable only to DTC, or successors of DTC or their respective nominees. Except as provided in Section 2.05 or Section 2.09 hereof, no owner of Book-Entry Securities shall be entitled to receive a Registered Security on account of such ownership, and such owner’s interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.

SECTION 2.03                     Procedures in the Event of an Exchange Offer.

Upon receipt by the Book-Entry Depositary as Holder of a Global Security of notice of either the commencement of an Exchange Offer or the implementation of arrangements permitting the resale by holders of Securities of any series pursuant to the registration provisions of the Securities Act, the Book-Entry Depositary will forward to each Depositary materials relating to such Exchange Offer or other arrangements with any additional instructions applicable to owners of Book-Entry Securities. In the case of an Exchange Offer, upon notice by each Depositary of the principal amount of Book-Entry Securities in the Regulation S Global Security or the Restricted Global Security of any series (as applicable) tendered in response to the Exchange Offer, the Global Depositary shall (i) in accordance with Section 305 of the Indenture, deliver to the Trustee that portion of the Global Security of such series (as applicable) with respect to which Book-Entry Securities have been tendered and receive in exchange therefor (to the extent such portions of the Global Security are accepted pursuant to the Exchange Offer) a new Unrestricted Global Security (or an increase in an existing Unrestricted Global Security) of the applicable series and in like principal amount as the Book-Entry Securities tendered, (ii) to the extent the Unrestricted Global Security is new, issue to the applicable Depositary or its nominee a new Certificateless Depositary Interest in the new Unrestricted Global Security, (iii) record any changes in the principal amount of the Depositary Interests in each of the Regulation S Global Security, the Restricted Global Security and the Unrestricted Global Security of such series, and (iv) notify the applicable Depositary of any such changes. Book-Entry Securities in each Unrestricted Global Security shall be assigned a CUSIP, ISIN and common code number different from those assigned to Book-Entry Securities in the Restricted Global Securities or the Regulation S Global Securities (if such Unrestricted Global Security is not a Regulation S Global Security).

SECTION 2.04                     Records of Transfers of the Certificateless Depositary Interests.

The Company appoints the Book-Entry Depositary as its agent for the sole purpose of maintaining at the Corporate Trust Office records in which the Book-Entry Depositary shall (i) record DTC as the initial owner of each Certificateless Depositary Interest and (ii) record the increases and decreases in the principal amount represented by each Certificateless Depositary Interest. Transfer of the Certificateless Depositary Interests must be noted in the records of the Book-Entry Depositary to be effective. The Book-Entry Depositary shall treat the Person in whose name the Certificateless Depositary Interests are recorded in the records of the Book-Entry Depositary as the owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the interests in or transfers of Book-Entry Securities held by DTC Participants or Persons that may hold Book-Entry Securities through DTC Participants or (ii) restrict transfers of such Book-Entry Securities held by DTC Participants or such Persons.

In connection with the Book-Entry Depositary’s appointment as the Company’s agent under this Section 2.04, the Company shall have such rights and obligations as regards removal of the Book-Entry Depositary and appointment of a successor as are specified in Section 3.05 hereof.

SECTION 2.05                     Transfer of the Global Securities.

The Book-Entry Depositary shall hold each Global Security in custody for the benefit of the Depositary. The Book-Entry Depositary shall not transfer or lend any Global Security or any interest therein except that the Book-Entry Depositary may transfer the Global Securities to a successor Book-Entry Depositary in accordance with Section 3.05 or deliver any Global Securities to any Trustee pursuant to the Exchange Offer in accordance with Section 2.03. Notwithstanding the foregoing, the Book-Entry Depositary shall not under any circumstances surrender or deliver any Global Securities to the Depositary. If (i) the Book-Entry Depositary notifies the Company and the Trustee under Section 3.05 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary has been appointed by the Company within 120 days after such notification, (ii) DTC notifies the Book-Entry Depositary that it is unwilling or unable to continue as Depositary with respect to the Certificateless Depositary Interests or if at any time it is unable to or ceases to be a clearing agency registered under the Exchange Act and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Book-Entry Depositary at the written request of the Company within 120 days, or (iii) the Company determines pursuant to Section 305(a) of the Indenture that the Global Securities should be exchanged (in whole but not in part) for Registered Securities, then the Book-Entry Depositary shall promptly notify the Depositary that the Global Securities will be exchanged in whole for Registered Securities pursuant to Section 305(a) of the Indenture, and at the option of the Depositary, either (1) one or more Registered Securities shall be issued pursuant to the Indenture and deposited with the Depositary in exchange for the corresponding Certificateless Depositary Interest held by the Depositary, whereupon all outstanding Book-Entry Securities with respect thereto will represent interests in such Registered Securities, or (2) Registered Securities shall be issued in such names and denominations as the Depositary shall specify upon cancellation of the corresponding Certificateless Depositary Interests and all Book-Entry Securities with respect thereto. The Book-Entry Depositary agrees that in either such event it will promptly surrender the corresponding Global Securities held by it to the Trustee in connection with such exchange for cancellation pursuant to the Indenture.

SECTION 2.06                     Cancellation.

If a Global Security is surrendered for payment or for redemption or purchase in full of all the Securities evidenced thereby or for exchange for Registered Securities to any Person other than the Trustee, then such Global Security shall, subject to Sections 2.08 and 2.09 hereof, become void and be delivered to the Trustee for cancellation.

SECTION 2.07                     Payments in Respect of the Certificateless Depositary Interests and Global Securities.

(a)           Whenever the Book-Entry Depositary shall receive from any Paying Agent appointed under the Indenture any payment on any Global Security, the amount so received shall be made promptly to the Depositary entitled thereto, on the corresponding payment date for such Global Security. So long as DTC is the Depositary, such payments shall be made in accordance with the Letter of Representations.

(b)           The Book-Entry Depositary shall forward to the Company, or its agents, such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Company or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary or beneficial owners of Book-Entry Securities.

(c)           None of the Company, the Trustee, the Book-Entry Depositary or any agent of the Company or the Trustee or the Book-Entry Depositary shall have any responsibility or liability for any aspect of the records relating to payments made by the Depositary (or its direct or indirect participants) on account of Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such Book-Entry Securities.

(d)           Notwithstanding any other provision of this Agreement, the Book-Entry Depositary shall be required to pay to the Depositary only amounts (including Additional Amounts) received by the Book-Entry Depositary under a Global Security.

SECTION 2.08                     Redemption of Securities and Book-Entry Securities.

In the event that the Company exercises any right of redemption under the Indenture and the Securities in respect of all or any part of a Global Security, the Book-Entry Depositary shall promptly deliver such Global Security to the Trustee and request the Trustee to endorse Schedule A to such Global Security to reflect the reduction in the principal amount at maturity of such Global Security as a result of such redemption. In addition, the Book-Entry Depositary shall notify the Depositary of the principal amount at maturity redeemed and of a corresponding reduction of the principal amount at maturity of the corresponding Certificateless Depositary Interest. The Book-Entry Depositary shall pay all such amounts received by it in connection with such redemption to the Depositary.

SECTION 2.09                     Exchange for Registered Securities; Transfers and Transfer Restrictions.

If, upon an Event of Default, the owner of a Book-Entry Security shall request of the Depositary and the Book-Entry Depositary that all or a part of its Book-Entry Security be exchanged for Registered Securities (such request of the owner to be given in writing only through the Depositary), upon transferor surrender of such owner’s Book-Entry Security to the account of the Book-Entry Depositary maintained with the Depositary, the Book-Entry Depositary shall (a) promptly deliver the applicable Global Security to the Trustee and request that the Trustee exchange the part of such Global Security to be so exchanged for one or more Registered Securities of the same type registered in the names specified by the Depositary and endorse Schedule A to such Global Security to reflect the reduction in principal amount of such Global Security resulting from such exchange, provided that the principal amount at maturity of such Registered Securities and of such Global Security after such exchange shall be in authorized denominations and (b) notify the Depositary of a reduction in the principal amount at maturity of the applicable Certificateless Depositary Interest, and instruct the Depositary to cancel the Book-Entry Security transferred or surrendered to the account of the Book-Entry Depositary maintained with the Depositary.

Thereafter, if any Global Security is still outstanding, then at the request of any holder of Registered Securities of the same type and upon surrender by such holder of such Registered Securities to the Registrar for registration of transfer of such Registered Securities to the Book-Entry Depositary, the Book-Entry Depositary shall promptly (a) surrender such Registered Securities to the Registrar for cancellation, deliver the applicable Global Security held by the Book-Entry Depositary to the Trustee and request that the Trustee endorse Schedule A thereof to increase the principal amount at maturity of such Global Security by an amount equal to the principal amount at maturity of the Registered Securities delivered to the Registrar for cancellation and (b) notify the Depositary of an increase in the applicable

Certificateless Depositary Interest for the account of such holder equal in principal amount at maturity to the principal amount at maturity of such Registered Securities.

If the owner of a Book-Entry Security in relation to a Global Security of the series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a Book-Entry Security in relation to a second Global Security of such series, then upon receipt by the Book-Entry Depositary of (A) an order given by the Depositary or its authorized representative directing that a Book-Entry Security in relation to the second Global Security of such series in a specified principal amount at maturity be credited to a specified DTC Participant’s account and that a Book-Entry Security in relation to the first Global Security in an equal principal amount be debited from another specified DTC Participant’s account, and (B) if applicable (see below), a Restricted Securities Certificate or a Regulation S Certificate satisfactory to the Book-Entry Depositary and duly executed by the owner of such Book-Entry Security or his attorney in fact duly authorized in writing then the Book-Entry Depositary shall (i) promptly deliver the applicable Global Securities to the Trustee and request that the Trustee endorse Schedule A to such Global Securities to reflect the reduction in principal amount at maturity of the first Global Security and the corresponding increase in the second Global Security resulting from such transfer and (ii) notify the Depositary of the corresponding adjustments in the principal amount at maturity of the Certificateless Depositary Interests.

Reference is made to Section 305(c) of the Indenture which sets forth certain transfer restrictions and certification requirements relating to exchanges or transfers between Holders of the Global Securities and/or Registered Securities. Owners of Book-Entry Securities acknowledge that analogous transfer restrictions and certification shall apply to transfers and exchanges described in this Section 2.09. Accordingly, in the circumstances where a Restricted Securities Certificate or a Regulation S Certificate is required under Section 305(c) of the Indenture to be delivered to the Trustee in connection with any transfer or exchange involving a Global Security, a Restricted Securities Certificate (as defined herein) or a Regulation S Certificate (as defined herein) as applicable shall be delivered to the Book-Entry Depositary in connection with any analogous transfer or exchange involving a Book-Entry Security in such Global Security.

The parties hereto acknowledge that pursuant to arrangements with the Depositary, during the Restricted Period, any trades in Book-Entry Securities in a Regulation S Global Security will only occur in or through accounts maintained at DTC by Euroclear and Clearstream, Luxembourg.

Each owner of Book-Entry Interests in the Restricted Global Security understands that the Securities have not been and will not be registered under the Securities Act and the Book-Entry Securities may not be reoffered, resold, pledged or otherwise transferred by such owner except (a)(i) to a person who such owner reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States.

SECTION 2.10                     Record Date.

Whenever (i) the Book-Entry Depositary shall receive notice of any action to be taken by the holder of a Global Security, or (ii) the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the principal amount at maturity represented by a Certificateless Depositary Interest at such record date, with respect to which the Depositary shall be entitled to take any such action or to act in respect of any such matter, which record date shall be the same date as that fixed with respect to the holder of the Global Security or holders, if any, of Registered Securities under the Indenture; provided, however, that the Book-Entry Depositary shall initially fix the Business Day (as defined in the Indenture) immediately preceding each Stated Maturity (as defined in the Indenture) as the record date with respect to payments of interest and principal relating to the Certificateless Depositary Interests and the Book-Entry Securities (the “Stated Maturity Record Date”); provided, further, that in the event the Book-Entry Depositary changes the Stated Maturity Record Date, the Book-Entry Depositary shall give notice to the Depositary and owners of Book-Entry Securities pursuant to Section 4.02 of this Agreement 30 days prior to such new Stated Maturity Record Date. Subject to the provisions of this Agreement, only the Depositary in whose name a Certificateless Depositary Interest is recorded in the records of the Book-Entry Depositary at the close of business on such record date shall be entitled to receive any payment, to give instructions as to such action or to act in respect of any such matter.

SECTION 2.11                     Action in Respect of Certificateless Depositary Interests.

As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holder of a Global Security under the Indenture or by the Book-Entry Depositary under this Agreement, the Book-Entry Depositary shall mail to the Depositary a notice containing (a) such information as is contained in the notice received, (b) a statement that the Depositary at the close of business on a specified record date (established in accordance with Section 2.10 hereof) will be entitled, subject to the provisions of or governing such Certificateless Depositary Interest or Global Security, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to this Agreement or the Indenture and (c) a statement as to the manner in which such instructions may be given. In addition, the Book-Entry Depositary will forward to the Depositary or, based upon instructions received from the Depositary, to owners of Book-Entry Securities, all materials pertaining to any such solicitation, request, offer or other action. Upon the written request of the Depositary received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of this Agreement or the Indenture, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of all or only a portion of the principal amount at maturity of the Certificateless Depositary Interest or Global Security, as the case may be, in accordance with any instructions set forth in such request; provided, however, in no event shall the Book-Entry Depositary exercise any fiduciary or enforcement powers under this Agreement or the Indenture. The Book-Entry Depositary agrees that the Depositary may grant proxies or otherwise authorize DTC Participants (or persons owning Book-Entry Securities through such DTC Participants) to provide such instructions to the Book-Entry Depositary so that it may exercise any rights of a holder or take any other actions which a holder is entitled to take under the Indenture. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of a Global Security. Without prejudice to Section 2.07(c), the records of the Depositary shall, absent manifest error, be conclusive evidence of the owners of Book-Entry Securities and the principal amount at maturity represented by such Book-Entry Securities.

SECTION 2.12                     Changes Affecting a Global Security.

Upon any reclassification of any Global Security, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which the Company is a party, any securities that shall be received by the Book-Entry Depositary in exchange for or in respect of a Global Security shall be treated as a new Global Security or as part of such Global Security under this Agreement and any corresponding Certificateless Depositary Interest shall thenceforth represent such Global Security, including such new securities so received.

SECTION 2.13                     Reports.

The Book-Entry Depositary shall promptly send to the Depositary any notices, reports and other communications received from the Company that are received by a Responsible Officer of the Book-Entry Depositary as holder of any Global Securities.

SECTION 2.14                     Additional Amounts.

All payments made on Book-Entry Securities will be made free and clear of and without deduction or withholding for any present or future taxes, duties, assessments or governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated. If any such deduction or withholding is required for any present or future taxes, duties, assessments or governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated (“Taxes”), each owner of Book-Entry Securities shall, subject to the limitations contained in the Indenture, be entitled to receive from the Book-Entry Depositary additional amounts (“Additional Amounts”) with respect to any such payment, such limitations to be applied for these purposes by treating the owner of any Book-Entry Securities as a Holder or beneficiary of such payments (referred to in Section 1004 of the Indenture). At least 10 days prior to the first date on which withholding on account of Taxes would be required under applicable law or payment of Additional Amounts would be required pursuant to this Section 2.14 to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to such matters, the Company will furnish the Book-Entry Depositary with an Officer’s Certificate that shall specify by country the amount, if any, required to be withheld on such payments to the Depositary and the amount of Additional Amounts payable to the Depositary, net of amounts to which the Depositary or any owner of a Book-Entry Security is not entitled. The Book-Entry Depositary shall have no responsibility for determining whether the Depositary or any owner of a Book-Entry Security is entitled to the payment of Additional Amounts, but shall be entitled to rely conclusively for this purpose on the Officer’s Certificate or on certifications from the Depositary. The Company shall indemnify the Book-Entry Depositary for, and hold it harmless against, any loss, liability or expense reasonably and properly incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officer’s Certificate furnished to it pursuant to this Section 2.14 or failure to furnish any such Officer’s Certificate. Notwithstanding anything to the contrary provided above, the Book-Entry Depositary shall pay or cause to be paid all Additional Amounts only out of funds that shall be received by it from the Company for that purpose.

ARTICLE THREE

THE BOOK-ENTRY DEPOSITARY

Section 3.01          Prevention or Delay in Performance by the Book-Entry Depositary.

The Book-Entry Depositary shall not incur any liability to any Holder of the Certificateless Depositary Interests, any beneficial owner or any other person hereunder or in connection herewith if, by reason of any provision of any present or future law or regulation, of any governmental or regulatory authority or securities exchange, or by reason of any act of God or war or other circumstance beyond the control of the Book-Entry Depositary, the Book-Entry Depositary shall be prevented or forbidden from doing or performing any act or thing that the terms of this Agreement provide shall be done or performed; and the Book-Entry Depositary shall not incur any liability to any Holder of the Certificateless Depositary Interests, any beneficial owner or any other person hereunder or in connection herewith by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of or failure to exercise, in each case in good faith, any discretion provided for in this Agreement.

Section 3.02          Compliance with Letter of Representations.

The Book-Entry Depositary agrees to comply with all of the provisions set forth in the Letter of Representations so long as DTC is the Holder.

Section 3.03          Charges of Book-Entry Depositary.

In order to facilitate the issue of the Securities, the Company agrees to pay promptly the Book-Entry Depositary such compensation to be agreed upon in writing from time to time for all services rendered by the Book-Entry Depositary under this Agreement and to reimburse the Book-Entry Depositary for reasonable out of pocket expenses incurred in connection with the preparation and delivery of this Agreement and the performance of its duties hereunder (including the reasonable and documented fees and expenses of its counsel). The obligations of the Company under this Section 3.03 shall survive the termination of this Agreement. The Book-Entry Depositary shall not be responsible for taxes and other governmental charges.

Section 3.04          Duties and Liabilities of Book-Entry Depositary.

The Book-Entry Depositary shall not be liable under this Agreement other than by reason of its own bad faith or negligence in the performance of such duties as are specifically set forth in this Agreement. The Book-Entry Depositary shall not be liable for any damages resulting from the transfer or delivery of the Global Securities in accordance with the terms of this Agreement. The Book-Entry Depositary shall not be liable for any action or inaction by it done in good faith reliance upon the advice of its accountants or legal counsel. The Book-Entry Depositary may request and rely and shall be protected in acting in reliance upon any written notice, request, direction or other document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

Section 3.05          Resignation or Removal of Book-Entry Depositary.

(a)           No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with this Section 3.05 or (ii) the issuance of Registered Securities in accordance with the Indenture.

(b)           The Book-Entry Depositary may at any time resign as Book-Entry Depositary hereunder by written notice of its election to do so delivered to the Trustee and the Company. If at the end of 120 days after delivery of such notice, no successor depositary has been appointed or accepted such appointment, the Book-Entry Depositary may terminate this Agreement by requesting the Company to issue Registered Securities in accordance with the Indenture and such termination shall become effective when Registered Securities shall have been so issued.

(c)           The Book-Entry Depositary may be removed at any time upon not less than 30 days’ notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date on which it is intended to become effective.

(d)           If at any time

(i)                                     the Book-Entry Depositary shall fail to resign after written request therefor by the Company or by the Depositary, or

(ii)                                  the Book-Entry Depositary shall become incapable of acting with respect to any Certificateless Depositary Interest or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may immediately remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary or (ii) the Depositary or Book-Entry Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary and the appointment of a successor Book-Entry Depositary unless Registered Securities have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary.

(e)           If the Book-Entry Depositary shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Company shall promptly appoint a successor Book-Entry Depositary (other than the Company). If no successor Book- Entry Depositary shall have been so appointed by the Company and accepted appointment in the manner required by this Section 3.05, the Depositary or Book-Entry Depositary may, on behalf of itself and all others similarly situated, petition (in the event of the Book-Entry Depositary’s removal pursuant to subsection 3.05(c) above, at the expense of the Company) any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Registered Securities have been issued in accordance with the Indenture.

(f)            In the event that the Company determines that it would become obligated to pay Additional Amounts under Section 2.14, the Book-Entry Depositary may be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary, and its acceptance of such appointment as herein provided.

(g)           Every successor Depositary shall execute and deliver to its predecessor and the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor.

(h)           The Company shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name and address of the successor Book-Entry Depositary. If the Company fails to give notice within ten days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Company.

(i)            Any corporation into or with which the Book-Entry Depositary may be merged or consolidated shall be the successor of the Book-Entry Depositary, as the case may be, without the execution or filing of any document or of any further act.

Section 3.06          Obligations of the Book-Entry Depositary.

Without prejudice to Section 3.04, the Book-Entry Depositary assumes no obligation nor shall it be subject to any liability under this Agreement to the Holder or any beneficial owner (including, without limitation, liability with respect to the validity or worth of the Global Securities), other than that they agree to use their good faith and reasonable care in the performance of such duties as are specifically set forth in this Agreement.

The Book-Entry Depositary makes no representation or warranty and shall at no time have any responsibility for, or liability or obligation in respect of, the legality, validity, binding effect, adequacy or enforceability of the Global Securities, the performance and observance by the Company of its obligations under the Global Securities or the recoverability of any sum of interest or principal due or to become due from the Company in respect of the Global Securities.

The Book-Entry Depositary shall at no time have any responsibility for, or obligation or liability in respect of, the financial condition, credit worthiness, affairs, status or nature of the Company.

The Book-Entry Depositary shall at no time be liable for any act, default or omission of the Company under or in respect of the Global Securities.

Payments in respect of the Certificateless Depositary Interests will only be made to the extent of any amounts actually received by or on behalf of the Book-Entry Depositary in respect of the Global Securities.

The Book-Entry Depositary shall not be required to give notice to the Company or the Holder that the Global Securities are repayable or that any Event of Default in relation to the Global Securities has occurred pursuant to Article Five of the Indenture or take any proceedings to enforce payment under the Indenture, except as expressly provided otherwise in this Agreement.

The Book-Entry Depositary shall not be under any obligation to exercise in favor of the Holder any rights or set-off or of bankers’ lien or of counterclaims that may arise out of any other transaction between the Company and the Book-Entry Depositary.

The Book-Entry Depositary shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Global Security, or take any other action or omit to take any action under this Agreement, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

The Book-Entry Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Book-Entry Depositary or in connection with a matter arising wholly after the removal or resignation of the Book-Entry Depositary, provided that the Book-Entry Depositary exercised its good faith and reasonable care while it acted as Book-Entry Depositary.

The Book-Entry Depositary shall have no liability for the calculation, timing or appropriateness of any interest, principal or other payment or distribution to be made in connection with the Global Securities, and the Company shall have sole responsibility therefor, provided that, the Book-Entry Depositary shall be liable for its own negligence or bad faith in connection with the foregoing.

The Book-Entry Depositary shall not be under any liability for interest on, or any obligation to invest or segregate, any monies at any time received by each of them pursuant to the terms and conditions of this Agreement except as required by law, provided that, the Book-Entry Depositary shall be liable for its own negligence or bad faith in connection with the foregoing.

The Book-Entry Depositary may own and deal in any class of securities of the Company and its affiliates.

The Book-Entry Depositary may enter into other dealings with the Company or any of its affiliates of any nature whatsoever.

Section 3.07          Indemnification.

(a)           The Company shall fully indemnify the Book-Entry Depositary, any of its agents, officers, directors or employees for, and hold them harmless against any and all loss, liability, claim, damage or expense incurred (including the reasonable and documented fees, expenses and disbursements of its counsel) without its or their own negligence or bad faith, arising out of or in connection with the acceptance, administration and performance of their duties hereunder, as well as the reasonable costs and expenses (including the reasonable and documented fees, expenses and disbursements of its counsel) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. Without limiting the generality of the foregoing, except as provided herein, the Book-Entry Depositary shall not have any duty or responsibility for and shall not be deemed to have been negligent with respect to, and the Company shall indemnify and hold harmless the Book-Entry Depositary against, any claim (i) that the Global Securities are not genuine or (ii) that disclosure with respect to applicable laws was not made in connection with the offering of the Securities. Notwithstanding any provisions of this Agreement to the contrary, the obligations of the Company to indemnify the Book-Entry Depositary under this Section 3.07 shall survive the termination of this Agreement and the resignation and removal of the Book-Entry Depositary and the payment of the Securities.

(b)           In case any claim shall be made or action brought against the Book-Entry Depositary for any reason for which indemnity may be sought against the Company as provided above, the Book-Entry Depositary shall promptly notify the Company in writing setting forth the particulars of such claim or action and the Company may assume the defense thereof. In the event that the Company assumes the defense, the Book-Entry Depositary shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel at its expense or (ii) the parties to such suit include the Book-Entry Depositary and the Company and the Book-Entry Depositary, has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Company. The Book-Entry Depositary agrees to give all assistance reasonably required in connection with the conduct of any such claim or action, including permitting proceedings to be brought in its name.

(c)           As used in this Section 3.07, the term “liability” shall include any losses, claims, damages, expenses (including without limitation the Book-Entry Depositary’s reasonable and documented costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever) or other liabilities, joint or several, arising for any reason under this Agreement.

(d)           The obligations of the Company under this Section 3.07 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Book-Entry Depositary and to each person, if any, who controls the Book-Entry Depositary.

(e)           The obligations set forth in this Section 3.07 shall survive the termination of this Agreement.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 4.01                     Notices to Book-Entry Depositary or Company.

Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

(a)           the Book-Entry Depositary by the Depositary, the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and faxed or delivered or mailed and received, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office, Attention: Global Agency & Trust Services, or at any other address previously furnished in writing by the Book-Entry Depositary to the Depositary, the Trustee and the Company, or

(b)           the Company by the Book-Entry Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and faxed or delivered or mailed and received, first-class postage prepaid to Vodafone AirTouch Public Limited Company, Attention: Group Treasury, The Courtyard, 2-4 London Road, Newbury, Berkshire, RG14 1JX, England, or at any other address previously furnished in writing to the Book-Entry Depositary by the Company.

SECTION 4.02                     Notice to Depositary and Owners; Waiver.

Where this Agreement provides for notice to the Depositary or owners of Book-Entry Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and faxed or mailed, first-class postage prepaid, to the Depositary at the facsimile number or address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any such action taken in reliance upon such waiver.

In case by reason of the suspension of phone or regular mail service or by reason of any other cause it shall be impracticable to give such notice by facsimile or mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

SECTION 4.03                     Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.04                     Successors and Assigns.

All covenants and agreements by the Company in this Agreement and the Securities shall bind the Company’s successors and assigns, whether so expressed or not.

SECTION 4.05                     Separability Clause.

In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 4.06                     Benefits of Agreement.

Nothing in this Agreement, the Securities, or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The owners from time to time of the Book-Entry Securities shall be parties to this Agreement and, by their acceptance of delivery of the Book-Entry Securities, shall be bound by all of the terms and conditions hereof and of the Indenture and the Securities.

SECTION 4.07                    GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 4.08                     Jurisdiction.

By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System at 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit or proceeding by the Book-Entry Depositary arising out of this Agreement that may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to its Secretary at its principal office) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Agreement shall be in full force and effect and so long as any Global Security shall be outstanding.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, hereby irrevocably waives such immunity in respect of its respective obligations under this Agreement to the fullest extent permitted by law.

SECTION 4.09                     Counterparts.

This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 4.10                     Inspection of Agreement.

A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any owner of Book-Entry Securities.

SECTION 4.11                     Satisfaction and Discharge.

This Agreement upon an Order of the Company shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Registered Securities have been issued and the Global Securities have been canceled in accordance with the provisions of Section 2.05 or 2.06 hereof, (ii) the Company has paid or caused to be paid all sums payable hereunder by the Company and (iii) the Company has delivered to the Book-Entry Depositary an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

SECTION 4.12                     Amendments.

The Company and the Book-Entry Depositary may amend this Agreement without the consent of the Depositary or the owners of Book-Entry Securities:

(a)           to cure any inconsistency, omission, defect or ambiguity in this Agreement;

(b)           to add to, or remove from, the covenants and agreements of the Book-Entry Depositary or the Company;

(c)           to evidence or effectuate the assignment of the Book-Entry Depositary’s rights and duties to a qualified successor, as provided herein;

(d)           to evidence the succession of another person to the Company (when a similar amendment with respect to the Indenture is being executed) and the assumption by any such successor of the covenants of the Company herein;

(e)           to comply with any requirements of the Securities and Exchange Commission and the TIA; or

(f)            to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to the Depositary or the owners of Book-Entry Securities.

No amendment that adversely affects the Depositary or the holders of Book-Entry Securities may be made to this Agreement or the Book-Entry Securities without the consent of the Depositary.

SECTION 4.13                     Book-Entry Depositary to Sign Amendments.

The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.12 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may, but need not, sign it. In signing such amendment, the Book-Entry Depositary shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in reasonably relying upon, an Officer’s Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:

(a)           such amendment is authorized or permitted by this Agreement;

(b)           the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

(c)           the execution, delivery and performance of the amendment do not conflict with, or result in a material breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement or (ii) the Memorandum and Articles of Association of the Company; and

(d)           such amendment has been duly and validly executed and delivered by the Company, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VODAFONE AIRTOUCH PUBLIC LIMITED
COMPANY

/s/ G.D.A Bacon
Name:	G.D.A Bacon
Title:	Group Treasurer

CITIBANK, N.A.
as Book-Entry Depositary

Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VODAFONE AIRTOUCH PUBLIC LIMITED
COMPANY

Name:
Title:

CITIBANK, N.A.
as Book-Entry Depositary

/s/ F. Mills
Name:	F. Mills
Title:	Senior Trust Officer

ANNEX A — Form of

Regulation S Certificate

REGULATION S CERTIFICATE

Citibank, N.A., as Book-Entry Depositary

111 Wall Street, 5th Floor

New York, New York 10005

Re:          [•%] Notes due • of Vodafone AirTouch Public Limited Company (the “• Securities”)

Reference is made to the Depositary Agreement, dated as of February 10, 2000 (the “Deposit Agreement”), among Vodafone AirTouch Public Limited Company (the “Company”), Citibank, N.A., as Book-Entry Depositary, and the owners of Book-Entry Securities. Terms used herein and defined in the Deposit Agreement or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $• principal amount of Securities, or Book-Entry Interests therein (the “Specified Securities”):

CUSIP No(s).

[COMMON CODE NO(s).	]

ISIN No(s).

CERTIFICATE No(s).

AGENT MEMBER’S
ACCOUNT No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, Book-Entry Securities therein are held through The Depository Trust Company or an agent member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(1)           Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

(A)          the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)          the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;

(C)          either:

(i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)          no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E)           if the Owner is a dealer in securities or has received a selling concession, fee or other renumeration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)           Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A)          the transfer is occurring after February 10, 2001 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)          the transfer is occurring after February 10, 2002 and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX B — Form of Restricted

Securities Certificate

RESTRICTED SECURITIES CERTIFICATE

Citibank, N.A., as Book-Entry Depositary

111 Wall Street, 5th Floor

New York, New York 10005

Re:          •% Notes due • of Vodafone AirTouch Public Limited Company, (the “• Securities”)

Reference is made to the Depositary Agreement, dated as of February 10, 2000 (the “Deposit Agreement”), among Vodafone AirTouch Public Limited Company (the “Company”), Citibank, N.A., as Book-Entry Depositary, and the owners of Book-Entry Securities. Terms used herein and defined in the Deposit Agreement or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $• principal amount of Securities, or Book-Entry Securities therein (the “Specified Securities”):

CUSIP No(s).

[COMMON CODE NO(s).	]

ISIN NO(s).

CERTIFICATE No(s).

AGENT MEMBER’S
ACCOUNT No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, Book-Entry Securities therein are held through [The Depository Trust Company] [Euroclear and Clearstream, Luxembourg] or an agent member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer,

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the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

(1)           Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

(A)          the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)          the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2)           Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A)          the transfer is occurring after February 10, 2001 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)          the transfer is occurring after February 10, 2002 and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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